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EXHIBIT 23.1  CONSENT OF CROWE, CHIZEK AND COMPANY LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in this registration statement of Ohio State Bancshares, Inc. on Form SB-2, and all amendments thereto, of our report dated January 30, 2002, relating to the consolidated financial statements appearing in the Annual Report on Form 10-KSB of Ohio State Bancshares, Inc., for the year ended December 31, 2001. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is a part of this Registration Statement.




                                        /s/ Crowe, Chizek and Company LLP
                                        ----------------------------------------
                                        Crowe, Chizek and Company LLP

Columbus, Ohio
June  27, 2002